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                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT dated as of the 31st day of January, 2001 (this "Agreement") by and between DATAMETRICS CORPORATION, a Delaware corporation (the "Corporation"), and DMTR, LLC, a New York limited liability company ("DMTR").

                              W I T N E S S E T H:

         WHEREAS, the Corporation and DMTR are parties to a Loan Agreement dated the date hereof (the "Loan Agreement") pursuant to which DMTR has agreed to provide certain financing to the Corporation; and

         WHEREAS, the Corporation is obligated to DMTR in respect of the Bridge Notes, as such term is defined in the Loan Agreement; and

         WHEREAS, the Corporation and DMTR have agreed to exchange a certain portion of the Bridge Notes for shares of the Corporation's common stock, par value $.01 (the "Common Stock");

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DMTR and the Corporation agree as follows:

         1. Exchange. DMTR hereby exchanges (the "Exchange") $700,000 in principal amount of the Bridge Notes for the issuance by the Corporation simultaneously with the execution and delivery of this Agreement of 700,000 shares of the Corporation's Common Stock (after giving effect to a proposed 1 for 20 reverse stock split). The parties acknowledge that effective upon the Exchange, the outstanding principal amount of the Bridge Notes is $605,000.

         2. Registration Rights Agreement. As a condition to the consummation of the Exchange, the Corporation and DMTR are executing and delivering the Registration Rights Agreement in the form of Exhibit 1 hereto.

         3. Representations. The Corporation represents and warrants that the execution, delivery and performance of this Agreement have been duly authorized by all required corporate action of the Corporation and that the Shares are duly authorized, fully paid and non-assessable shares of the Common Stock of the Corporation.

         4. Miscellaneous Provisions. (a) Neither this Agreement nor any right or obligation arising hereunder may be assigned by either party without prior written consent of the other party, and any purported assignment without such consent shall be null and void. (b) This Agreement shall be binding upon and inure to the benefit solely of the parties hereto and their respective successors and permitted assigns. (c) This Agreement, together with its exhibits and schedules, if any, set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and cancel any and all prior or contemporaneous discussions, negotiations, arrangements and agreements between them, express or implied, oral or written with respect to such subject matter hereof. The parties acknowledge that no representations or promises have been made to induce either of them to enter into this Agreement other than as may be specifically set forth herein. (d) This Agreement may not be amended or modified except by a writing signed by each of the parties hereto stating that an amendment is intended. (e) The execution, interpretation and performance of this Agreement shall be governed by the internal laws of the State of New York, without regard to that State's conflict-of-laws principles. (f) This Agreement may be

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signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.



                                            DATAMETRICS CORPORATION



                                            By:__________________________
                                                 Name:  Vincent J. Cahill
                                                 Title:  President and CEO


                                            DMTR, LLC



                                            By:__________________________
                                                 Name: Bruce Galloway
                                                 Title:  Managing Member